   As filed with the Securities and Exchange Commission on September 29, 2004
   --------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           WILSHIRE ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)

                Delaware                               84-0513668
          (State or other jurisdiction of          (I.R.S. Employer)
          incorporation or organization)           Identification No.)

          921 Bergen Avenue, Jersey City, New Jersey        07306
          (Address of Principal Executive Offices)        (Zip Code)

         WILSHIRE ENTERPRISES, INC. 2004 STOCK OPTION AND INCENTIVE PLAN WILSHIRE ENTERPRISES, INC. 2004 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (Full title of the plans)

                                 S. Wilzig Izak
                              Chairman of the Board
                           Wilshire Enterprises, Inc.
                                921 Bergen Avenue
                          Jersey City, New Jersey 07306
                                  201-420-2796
            (Name, address and telephone number, including area code,
                              of agent for service)

                                 with a copy to:
                              Laura R. Kuntz, Esq.
                              Lowenstein Sandler PC
                              65 Livingston Avenue
                           Roseland, New Jersey 07068


                         CALCULATION OF REGISTRATION FEE

                                       Proposed      Proposed
Title of                               maximum       maximum
securities                             offering      aggregate     Amount of
to be              Amount to be        price per     offering      registration
registered         registered          unit (1)      price         fee
                   ----------          --------      -----         ---

Common Stock,
$1.00 par value    750,000 shares (2)    $4.975       $3,731,250     $473
                   ------------------    ------       ----------     ----
--------------

(1) Pursuant to Rule 457(c) and (h) of the Securities Act of 1933, the proposed maximum offering price per share is estimated solely for the purpose of computing the amount of the registration fee and is based on the average of the high and low sales prices of the Common Stock of the registrant reported on the American Stock Exchange on September 28, 2004.

(2) Plus such indeterminate number of additional shares as shall become issuable pursuant to the anti-dilution provisions of the above-mentioned Plans.


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PART II   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

The SEC allows us to "incorporate" into this Registration Statement information we file with it in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this Registration Statement, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this Registration Statement, and all future documents filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we terminate the offering of these shares:

         (a)  our Annual Report on Form 10-K for the year ended December 31,
              2003;

         (b) our Quarterly Report on Form 10-Q for the quarters ended March 31, 2004 and June 30, 2004;

         (c) our Current Reports on Form 8-K (other than those deemed furnished under Item 9 of Form 8-K) filed with the SEC on April 15, 2004, May 27, 2004, June 4, 2004, June 17, 2004,
              June 28, 2004, July 7, 2004, July 20, 2004 and July 29, 2004;

         (d) our proxy statement for our 2004 annual meeting of shareholders; and

         (e) the description of our Common Stock set forth in our most recently filed Registration Statement filed pursuant to
              Section 12 of the Securities Exchange Act of 1934.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law contains detailed provisions for indemnification of directors and officers of Delaware corporations against expenses, judgments, fines and settlements in connection with litigation.

The Company's Certificate of Incorporation provides for indemnification of its directors and officers against certain liabilities to the fullest extent permitted by law. The Company's Certificate of Incorporation also eliminates the liability of directors for monetary damages in certain instances.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.

ITEM 8.  EXHIBITS.

            4.1 Restated Certificate of Incorporation of Wilshire Enterprises, Inc., as amended, is incorporated by reference to Exhibit 3.1 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1992.

            4.2 Amended By-Laws, as of June 11, 1998, of Wilshire Enterprises, Inc., is incorporated by reference to Exhibit 3 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

            4.3 Stockholder Protection Rights Agreement, dated as of June 21, 1996, between Wilshire Enterprises, Inc. and Continental Stock Transfer & Trust Company, as Rights Agent, is incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8-K dated June 21, 1996.


                                      II-1
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            5.1  Opinion of Lowenstein Sandler PC.

            23.1 Consent of Ernst & Young, LLP

            24.1 Power of Attorney

Item 9.  Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1993;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided, however, that Paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.



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




                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jersey City, State of New Jersey, on the 29th day of September, 2004.

                           WILSHIRE ENTERPRISES, INC.

                              By: /s/ S. Wilzig Izak
                                  ----------------------------------------
                                  S. Wilzig Izak
                                  Chairman of the Board


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURES                                  TITLE                                     DATE

/s/ S. Wilzig Izak
------------------
S. Wilzig Izak                       Chairman of the Board (Chief Executive
                                     Officer)                                     September 29, 2004

/s/ Miles Berger*
-----------------
Miles Berger                         Director                                     September 29, 2004

/s/ Milton Donnenberg*
----------------------
Milton Donnenberg                    Director                                     September 29, 2004

/s/ Eric J. Schmertz, Esq.*
---------------------------
Eric J. Schmertz, Esq.               Director                                     September 29, 2004

/s/ Ernest Wachtel*
-------------------
Ernest Wachtel                       Director                                     September 29, 2004

/s/ W. Martin Willschick*
-------------------------
W. Martin Willschick                 Director                                     September 29, 2004

/s/ Seth Ugelow*
----------------
Seth Ugelow                          Chief Financial Officer
                                                                                  September 29, 2004



*By: /s/ S. Wilzig Izak
     ----------------------------
      S. Wilzig Izak
      Attorney in Fact



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                                  EXHIBIT INDEX

Exhibit No.                        Description Page No.

4.1 Restated Certificate of Incorporation of Wilshire Enterprises, Inc., as amended, is incorporated by reference to Exhibit 3.1 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1992.

4.2 Amended By-Laws, as of June 11, 1998, of Wilshire Enterprises, Inc., is incorporated by reference to Exhibit 3 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

4.3 Stockholder Protection Rights Agreement, dated as of June 21, 1996, between Wilshire Enterprises, Inc. and Continental Stock Transfer & Trust Company, as Rights Agent, is incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8-K dated June 21, 1996.

5.1                   Opinion of Lowenstein Sandler PC.

23.1                  Consent of Ernst & Young, LLP

24.1                  Power of Attorney




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